Registration No. 333-124462

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

PW EAGLE, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-1642846
(State of incorporation)	(I.R.S. Employer Identification No.)

1550 Valley River Drive

Eugene, Oregon 97401

(541) 343-0200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jerry A. Dukes, Chief Executive Officer and President

PW Eagle, Inc.

1550 Valley River Drive

Eugene, OR 97401

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Melodie R. Rose, Esq.

Fredrikson & Byron, P.A.

200 South Sixth Street

Minneapolis, Minnesota 55402

(612) 492-7000

Approximate date of commencement of proposed sale to the public: None

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being offered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

This Post-Effective Amendment No. 1 is being filed to withdraw from registration all 699,716 shares of Common Stock of PW Eagle, Inc. (the “Registrant”) that were registered for resale under a Registration Statement on Form S-3, as amended (Reg. No. 333-124462). The sole selling shareholder sold all of such shares in accordance with Rule 144 of the Securities Act of 1933, as amended.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it met all of the requirements for filing on Form S-3 at the time of filing the Registration Statement and has duly caused this Post-Effective Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eugene and State of Oregon, on the 10th day of November, 2005.

PW Eagle, Inc.

By:	/s/ Scott Long
Scott Long, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

Jerry A. Dukes*	Chief Executive Officer and President (Principal Executive Officer)	November 10, 2005

/s/ Scott Long Scott Long	Chief Financial Officer (Principal Financial and Accounting Officer)	November 10, 2005

Denver Kaufman*	Director	November 10, 2005

Richard W. Perkins	Director	November 10, 2005

Bruce A. Richard*	Vice Chairman and Director	November 10, 2005

William H. Spell*	Director	November 10, 2005

Harry W. Spell*	Chairman of the Board	November 10, 2005

*By	/s/ Scott Long
As attorney-in-fact pursuant to power of attorney filed April 29, 2005